Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amendment No. 2 to the Registration Statement (No. 333-255120) on Form S-4 of Northern Star Investment Corp. II of our report dated April 7, 2021, relating to the combined consolidated financial statements of Apex Fintech Solutions LLC and Subsidiaries, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference of our firm under the heading “Experts” and “Selected Combined Consolidated Financial Data” in such Prospectus.

/s/ RSM US LLP

Chicago, Illinois

June 4, 2021